Exhibit 13.1
CERTIFICATION FURNISHED PURSUANT TO RULE 13a-14(b) (17 CFR 240.13a-14(b)) OR RULE
15d-14(b) (17 CFR 240.15d-14(b)) AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE
UNITED STATES CODE (18 U.S.C. 1350), PROMULGATED UNDER SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
     Pursuant to 18 U.S.C. § 1350, each of the undersigned officers of Publicis Groupe S.A., a French company (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 20-F for the year ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: April 21, 2006

/s/ Maurice Lévy
Name:	Maurice Lévy
Title:	Chief Executive Officer and Chairman of
the Management Board
(principal executive officer)

/s/ Jean-Michel Etienne
Name:	Jean-Michel Etienne
Title:	Chief Financial Officer
(principal financial officer)

     The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities change Act of 1934, as amended, and 18 U.S.C. § 1350, is not being filed as part of the Report or as a separate disclosure document and will not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section.